Exhibit 8.1

List of Significant Subsidiaries and Variable Interest Entities of the Registrant

Place of
Name of the entity	incorporation
Subsidiaries
Hywin Wealth Global Limited	BVI
Hywin Wealth International Limited	Hong Kong
Hywin Enterprise Management Consulting (Shanghai) Co., Ltd.	PRC

Variable Interest Entities (“VIEs”)
Hywin Wealth Management Co., Ltd.	PRC
Shanghai Hywin Network Technology Co., Ltd.	PRC
Shenzhen Panying Asset Management Co., Ltd.	PRC

VIEs’ significant subsidiaries
Hywin Fund Distribution Co., Ltd.	PRC
Shanghai Ziji Information Technology Co., Ltd.	PRC
Haiyin Wealth Management (Hong Kong) Limited	Hong Kong
Haiyin Insurance (Hong Kong) Co., Limited	Hong Kong
Hywin International Insurance Broker Limited	Hong Kong
Haiyin International Asset Management Limited	Hong Kong
Hywin Asset Management (Hong Kong) Limited	Hong Kong
Shanghai Yulan Real Estate Co., Ltd.	PRC
Shanghai Suxiao Real Property Co., Ltd.	PRC
Shanghai Danxiao Real Property Co., Ltd.	PRC
Shanghai Biyu Real Property Co., Ltd.	PRC
Hywin Health Management (Shanghai) Co., Ltd.	PRC
Grand Doctor Medical Co., Ltd.	PRC
Beijing iLife 3 Technology Co., Ltd.	PRC
Sincerity and Compassion Health Management Center	PRC